Exhibit 99.1

        News Release
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Paul J. Diaz Elected to Merck & Co., Inc., Rahway, N.J., USA Board of Directors

RAHWAY, N.J., Oct. 13, 2026 – Merck & Co., Inc., Rahway, N.J., USA (NYSE: MRK), known as MSD outside the United States and Canada, today announced that Paul J. Diaz, managing partner at Cressey & Company, will join the Company’s Board of Directors effective Nov. 1, 2026. He will stand for election by the company’s shareholders in May 2027. With the addition of Mr. Diaz, the Merck board will consist of 14 members.

“We are pleased to welcome Paul Diaz to our Board. Paul brings extensive leadership and business expertise in the healthcare industry, and we look forward to his contributions and insights,” said Rob Davis, chairman and chief executive officer.

Mr. Diaz is a managing partner at Cressey & Company, a private investment firm focused on investing in and cultivating high-quality health care firms. He previously served as president and chief executive officer of Myriad Genetics, Inc., a leading genetic testing and precision medicine company. Before that, he served as president and chief executive officer of Kindred Healthcare, a Fortune 500 healthcare services company. Mr. Diaz also serves on the Board of Centene Corporation, the Board of Trustees of Johns Hopkins Medicine and the Board of Visitors of the Georgetown University Law Center. He holds a bachelor’s degree in finance and accounting from American University and a J.D. from Georgetown University.

About Our Company
At Merck & Co., Inc., Rahway, N.J., USA, known as MSD outside of the United States and Canada, we are unified around our purpose: We use the power of leading-edge science to save and improve lives around the world. For more than 130 years, we have brought hope to humanity through the development of important medicines and vaccines. We aspire to be the premier research-intensive biopharmaceutical company in the world – and today, we are at the forefront of research to deliver innovative health solutions that advance the prevention and treatment of diseases in people and animals. We foster a diverse and inclusive global workforce and operate responsibly every day to enable a safe, sustainable and healthy future for all people and communities.

Forward-Looking Statement of Merck & Co., Inc., Rahway, N.J., USA
This news release of Merck & Co., Inc., Rahway, N.J., USA (the “Company”) includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and

Exhibit 99.1

uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the Company’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of the Company’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov).

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Media Contacts:	Investor Contacts:
Michael Levey michael.levey@msd.com John Cummins john.cummins2@msd.com	Peter Dannenbaum (732) 594-1579 Steven Graziano (732) 594-1583